UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2013 (July 1, 2013)

X-FACTOR COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54341	45-1545032
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Empire Blvd. – 5th Floor
South Hackensack, NJ 07606
(Address of Principal Executive offices)(Zip Code)

201-518-1925
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 3.02 is incorporated herein by reference.

Item 3.02 Recent Sales of Unregistered Securities.

From July 2, 2013 to July 8, 2013, X-Factor Communications Holdings, Inc. (the Company”), in accordance with the terms of a Subscription Agreement (the “Subscription Agreement”), issued to three accredited investors (the “Purchasers”) for an aggregate purchase price equal to $375,000: (1) 669,644 shares (the “Shares” together with the Warrants (as defined below), the “Securities”) of common stock (2) three year warrants to purchase an aggregate of 669,644 shares of common stock, exercisable at an exercise price of $1.10 per share (the “A Warrant”) and (3) five year warrants to purchase 669,644 shares of common stock at an exercise price of $2.20 per share (the “B Warrant”, together with the A Warrants, the “Warrants”). The Warrants are callable by the Company when the volume weighted average price of the Company's stock as reported by Bloomberg LP exceeds 150% of the applicable warrant exercise price for 10 consecutive trading days.

In addition, until the Purchaser shall no longer own any Securities (including the shares of common stock underlying the Warrants), if the Company proposes to issue equity securities of any kind (subject to certain exclusion as set forth in the Subscription Agreement) (the “Proposed Securities”), then the Company shall (1) notify the Purchasers of the terms of the Proposed Securities and (2) offer to the Purchasers the right to purchase a portion of the Proposed Securities, as more specifically set forth in the Subscription Agreement.

In addition, if any time from the Issue Date until the Purchaser sells, transfers or disposes of any part of the Securities, Charles Saracino proposes to sell or transfer any shares of common stock, other than sales or transfers to certain Permitted Transferees (as such term is defined in the Subscription Agreement), the Purchasers shall have the right to sell, at the same price and on the same terms and conditions, the number of Shares equal to the number of shares of common stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares owned by such Purchasers and the denominator of which shall be the aggregate number of Shares owned by Mr. Saracino and each purchaser exercising his or its purchase rights.

The company paid commissions of $25,000 in connection with the sale of the Securities. The Securities were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended, in that the sale and purchase of such Securities did not involve any public offering and the Company obtained representations from each investor that it was an “accredited investor” as that term is defined under Rule 501 of Regulation D.  As of the date hereof, there are 18,825,115 shares of common stock outstanding including 1,610,181 shares of common stock the Company is committed to issue, including the Shares described herein.

The foregoing summary of the Subscription Agreement and Warrants are not intended to be complete and are qualified in their entirety by the terms and the conditions of the form of Subscription Agreement and Warrants included as Exhibits 10.1, 4.1 and 4.2, respectively, to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 28, 2013, which is incorporated by reference herein.

This Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On July 1, 2013, Edwin Heinen notified the Company of his resignation as of August 15, 2013 from the role of Interim Chief Financial Officer of the Company.

Item 9.01 Exhibits

4.1   Form of A Warrant*
4.2   Form of B Warrant*
10.1 Form of Subscription Agreement*

*Filed with the Securities and Exchange Commission on June 28, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X-FACTOR COMMUNICATIONS HOLDINGS, INC.

Date: July 8, 2013	By:	/s/ Charles Saracino
Charles Saracino
Chief Executive Officer